UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            November 2, 2011

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Explanatory Note
This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by Mueller Water Products, Inc. (the “Company”) with the Securities and Exchange Commission on September 15, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose recent events affecting the disclosure included in the Original Filing. No other changes have been made to the Original Filing.

Item 1.02.	Termination of a Material Definitive Agreement.
The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On September 15, 2011, the Company announced the decision of its board of directors to eliminate the position of chief operating officer, effective September 30, 2011 (the “Separation Date”). As a result, Robert G. Leggett, who previously served as chief operating officer of the Company, no longer serves in that position. In connection with Mr. Leggett's departure, on November 2, 2011, Mr. Leggett executed a full and final release of claims (the “Release”) by him against the Company, its affiliates, subsidiaries, successors and assigns. Pursuant to the Release, Mr. Leggett will be eligible for any bonuses set forth in the employment agreement, dated September 15, 2008 and as amended on February 6, 2009 and December 1, 2009 (together, the “Employment Agreement”), between the Company and Mr. Leggett, for the fiscal year ended September 30, 2011, subject to the approval of the Company's compensation and human resources committee.

On November 2, 2011, the Company and Mr. Leggett also entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Leggett will serve as an adviser to the Company's chief executive officer for a period of six months and receive $150,000 for his consulting services.

Under the terms of the Release, and consistent with the terms of the Employment Agreement and subject to Mr. Leggett's continued compliance with the post-employment terms of the Employment Agreement, Mr. Leggett will receive (a) a lump sum payment of unpaid salary and other benefits and (b) a total amount equal to 262.50% of his current rate of salary, which such payment will be made in substantially equal monthly installments over 18 months. He will also continue to participate in the Company's group health insurance plan for a period of 18 months from the Separation Date.

Effective as of November 2, 2011 and in connection with Mr. Leggett's departure, the Employment Agreement and that certain executive change-in-control severance agreement, dated September 15, 2008, between the Company and Mr. Leggett were terminated, except for certain post-termination obligations included in the Employment Agreement.

The foregoing description of (a) the Release and the Consulting Agreement (filed as exhibit 99.1 and 99.2, respectively) and (b) the Employment Agreement (filed as exhibits 10.13 and 10.13.1, respectively, to the Company's annual report on Form 10-K for the fiscal year ended September 30, 2010) is qualified in its entirety by reference to those documents, which are incorporated by reference.

Item 9.01.	Exhibit
(d) Exhibits.

99.1    Full and Final Release of Claims
99.2    Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2011	MUELLER WATER PRODUCTS, INC.

/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer